Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530
ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Achieves Strong Annual Revenues and Net Income

January 28, 2025, Bellevue, Washington – “PACCAR reported strong annual revenues and net income in 2024,” said Preston Feight, chief executive officer. “PACCAR’s results reflect the enhanced profitability of the latest generation of DAF, Peterbilt and Kenworth trucks, record PACCAR Parts revenue and profit, and good financial services performance. I am very proud of our employees and dealers who delivered outstanding trucks and transportation solutions to our customers. In 2025, PACCAR is celebrating the 120th anniversary of the company’s founding in 1905 by William Pigott.”

PACCAR achieved quarterly revenues of $7.91 billion in the fourth quarter of 2024, compared to the $9.08 billion reported in the same period in 2023. The company earned $872.0 million ($1.66 per diluted share) in the fourth quarter of 2024, compared to $1.42 billion ($2.70 per diluted share) earned in the fourth quarter of 2023. PACCAR achieved strong revenues of $33.66 billion in 2024, compared to revenues of $35.13 billion in 2023. The company earned $4.16 billion ($7.90 per diluted share) in 2024, compared to $4.60 billion ($8.76 per diluted share) in 2023. Included in 2023 was a $446.4 million after-tax, non-recurring charge related to civil litigation in Europe.1 Harrie Schippers, president and chief financial officer, noted, “PACCAR’s financial results in 2024 were the second best in company history.”

PACCAR Increases Regular Quarterly Dividend

PACCAR declared cash dividends of $4.17 per share during 2024. This included a $3.00 per share year-end cash dividend paid on January 8, 2025. In December 2024, PACCAR announced a 10% increase to its regular quarterly cash dividend, to 33 cents per share, payable on March 5, 2025. “PACCAR has generated excellent financial results and shareholder returns for many years due to its premium quality vehicles, and strong performance by PACCAR Parts and PACCAR Financial Services,” shared Mark Pigott, executive chairman.

Business Highlights – 2024

•
PACCAR earned its 86th consecutive year of net income.
•
PACCAR delivered 185,300 vehicles worldwide.
•
PACCAR launched Amplify Cell Technologies, its U.S. battery manufacturing joint venture.
•
DAF Trucks was honored as Fleet Manufacturer of the Year in the U.K.
•
Kenworth celebrated the 50-year anniversary of its Chillicothe, Ohio truck factory.
•
Peterbilt earned the 2024 Environment + Energy Leader Award for sustainability.
•
PACCAR Parts celebrated the 30-year anniversary of its TRP aftermarket parts brand.
•
PACCAR Parts opened a new Parts Distribution Center in Massbach, Germany.
•
PACCAR was honored as a 2024 Top Company for Women to Work for in Transportation.

_________________

1 See attached supplementary information on non-GAAP financial measures.

Peterbilt 589 Truck

Financial Highlights – Fourth Quarter 2024

Highlights of PACCAR’s financial results during the fourth quarter of 2024 include:

•
Consolidated revenues of $7.91 billion.
•
Net income of $872.0 million.
•
PACCAR Parts revenue of $1.67 billion.
•
PACCAR Parts pretax income of $428.2 million.
•
PACCAR Financial Services pretax income of $104.0 million.
•
Cash provided by operations of $1.45 billion.

Financial Highlights – Full Year 2024

Highlights of PACCAR’s financial results during 2024 include:

•
Consolidated revenues of $33.66 billion.
•
Net income of $4.16 billion.
•
After-tax return on revenues of 12.4%.
•
Record PACCAR Parts revenue of $6.67 billion.
•
Record PACCAR Parts pretax income of $1.71 billion.
•
Financial Services assets of $22.41 billion.
•
Financial Services pretax income of $435.6 million.
•
Cash provided by operations of $4.64 billion.
•
Dividends declared of $2.19 billion.
•
Medium-term note issuances of $3.65 billion.
•
PACCAR invested $1.25 billion in capital projects and research and development.

Global Truck Markets

Kenworth and Peterbilt achieved excellent U.S. and Canada Class 8 retail sales market share of 30.7% in 2024. U.S. and Canada Class 8 truck industry retail sales were 268,000 units in 2024 and are estimated to be in a range of 250,000-280,000 trucks in 2025. “Infrastructure spending is driving steady demand for Kenworth and Peterbilt’s industry-leading vocational trucks,” said Laura Bloch, PACCAR senior vice president. “The less-than-truckload segment is also performing well.”

Kevin Baney, PACCAR executive vice president, added, “Kenworth, Peterbilt and DAF trucks deliver premium quality, industry-leading fuel efficiency and low operating costs to our customers. PACCAR is investing in the next generation of diesel and alternative powertrains, and aftermarket transportation solutions, that enable customers to achieve their operational and environmental goals.”

Kenworth T680 Truck

Harald Seidel, DAF president, said, “Customers appreciate the industry-leading fuel efficiency and driver comfort of DAF trucks. DAF trucks have a competitive advantage in the European truck market due to an innovative, aerodynamic design with a spacious, luxurious cab interior.” European above 16-tonne truck industry registrations were 316,000 trucks in 2024 and are estimated to be in the range of 270,000-300,000 trucks in 2025.

DAF
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DAF XG+ Truck

The South American above 16-tonne truck market was 119,000 vehicles in 2024 and is estimated to be in the range of 115,000-125,000 trucks in 2025. “Kenworth and DAF premium heavy-duty trucks deliver the durability and reliability required for the challenging operating environments of South America,” said Mike Dozier, PACCAR executive vice president.

PACCAR Parts Achieves Record Annual Revenues and Record Profits

PACCAR Parts achieved quarterly pretax income of $428.2 million, compared to $432.4 million earned in the fourth quarter of 2023. Fourth quarter 2024 revenues were $1.67 billion compared to $1.61 billion reported in the fourth quarter of 2023. PACCAR Parts achieved record annual pretax income of $1.71 billion, compared to $1.70 billion earned in 2023. Annual revenues were a record $6.67 billion, four percent higher than the $6.41 billion achieved in 2023. Bryan Sitko, PACCAR vice president and PACCAR Parts general manager, said, “PACCAR Parts provides strong profitability through all phases of the business cycle. PACCAR Parts’ excellent long-term growth reflects the growing population of connected PACCAR vehicles with PACCAR MX engines, and the benefits of investments that increase customer vehicle uptime. These investments include new parts distribution centers (PDCs), Fleet Services, and Managed Dealer Inventory programs.”

PACCAR’s PDCs support over 2,000 DAF, Kenworth and Peterbilt dealer sales, parts and service locations, and more than 350 TRP stores. These independent, well-capitalized dealers provide excellent service to customers, complementing the premium quality of DAF, Kenworth and Peterbilt vehicles.

PACCAR opened its new, 240,000 square-foot PDC in Massbach, Germany, in November 2024. This PDC supports DAF’s growth in Germany, Europe’s largest truck market, by enhancing parts delivery to dealers and customers.

PACCAR Parts Distribution Center in Massbach, Germany

PACCAR Financial Services Achieves Good Annual Results

PACCAR Financial Services (PFS) achieved pretax income of $104.0 million in the fourth quarter of 2024, compared to $113.0 million earned in the fourth quarter of 2023. Fourth quarter 2024 revenues were $544.3 million compared to $484.8 million in the same quarter of 2023. PFS earned $435.6 million of pretax profit in 2024, compared to $540.3 million earned in 2023. PFS revenues were $2.10 billion in 2024 compared to $1.81 billion achieved in 2023. “PFS achieved good annual results due to its strong portfolio quality. PFS is a leader in the market with its superior Kenworth, Peterbilt and DAF vehicles, innovative technologies that provide seamless credit application and loan servicing processes, and its support of customers in all phases of the business cycle,” said Todd Hubbard, PACCAR vice president.

PFS has a portfolio of 237,000 trucks and trailers, with total assets of $22.41 billion. PacLease, a major full-service truck leasing company in North America and Europe with a fleet of approximately 41,000 vehicles, is included in this segment. “PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 26 countries on four continents,” said Craig Gryniewicz, PACCAR Financial Corp. president. “PACCAR Financial Services has excellent access to the debt markets, issuing $3.65 billion in medium-term notes during 2024.”

Capital and R&D Investments in Products, Technologies and Facilities

PACCAR’s excellent long-term profits, strong balance sheet and consistent focus on quality have enabled the company to invest $8.6 billion in new and enhanced facilities, innovative products and new technologies during the past decade. PACCAR invested $796 million in capital projects and $453 million in research and development expenses in 2024. PACCAR estimates that it will invest $700-$800 million in capital projects and $460-$500 million in research and development expenses in 2025.

DAF Electric Truck Factory, Eindhoven, Netherlands

“PACCAR is investing in its truck factories, including expansions at Kenworth Chillicothe, Ohio, PACCAR Mexico, and the DAF electric truck assembly plant in Eindhoven, Netherlands. Investments in PACCAR’s global engine business include additional manufacturing and remanufacturing capacity,” said John Rich, PACCAR senior vice president and chief technology officer. “In addition to the capital and R&D investments, the company expects to invest a total project amount of $600-$900 million in its battery joint venture, Amplify Cell Technologies.”

PACCAR Engine Remanufacturing Facility in Columbus, Mississippi (Rendering)

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced powertrains, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss fourth quarter earnings on January 28, 2025, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q4 Earnings Webcast” at PACCAR’s homepage. The webcast will be available on a recorded basis through February 4, 2025. PACCAR shares are traded on the Nasdaq Stock Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2024	2023	2024	2023
Truck, Parts and Other:
Net sales and revenues	$7,363.2	$8,591.8	$31,564.3	$33,315.5
Cost of sales and revenues	6,195.8	6,922.7	26,069.6	26,894.2
Research and development	115.3	108.9	452.9	410.9
Selling, general and administrative	150.4	156.0	585.0	604.3
Interest and other (income) expenses, net	(38.9)	(24.4)	(113.8)	520.4	(1)

Truck, Parts and Other Income Before Income Taxes	940.6	1,428.6	4,570.6	4,885.7

Financial Services:
Revenues	544.3	484.8	2,099.5	1,811.9
Interest and other	377.9	316.5	1,429.3	1,091.3
Selling, general and administrative	37.0	38.1	159.0	149.0
Provision for losses on receivables	25.4	17.2	75.6	31.3

Financial Services Income Before Income Taxes	104.0	113.0	435.6	540.3
Investment income	104.7	99.7	394.7	292.2

Total Income Before Income Taxes	1,149.3	1,641.3	5,400.9	5,718.2
Income taxes	277.3	224.0	1,238.9	1,117.4

Net Income	$872.0	$1,417.3	$4,162.0	$4,600.8

Net Income Per Share:
Basic	$1.66	$2.70	$7.92	$8.78
Diluted	$1.66	$2.70	$7.90	$8.76

Weighted Average Shares Outstanding:
Basic	525.5	524.3	525.3	523.9
Diluted	526.7	525.6	526.6	525.0

Dividends declared per share	$3.30	$3.47	$4.17	$4.24

(1) Includes a $600.0 million non-recurring charge related to civil litigation in Europe (EC-related claims) in the first quarter 2023.

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	December 31	December 31
	2024	2023
ASSETS
Truck, Parts and Other:
Cash and marketable securities	$9,649.9	$8,659.3
Trade and other receivables, net	1,933.8	2,198.1
Inventories, net	2,367.1	2,576.7
Property, plant and equipment, net	3,985.6	3,780.1
Equipment on operating leases and other, net	3,071.0	2,645.3
Financial Services Assets	22,411.5	20,963.9

	$43,418.9	$40,823.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$8,333.2	$9,015.8
Financial Services Liabilities	17,578.8	15,928.8
STOCKHOLDERS' EQUITY	17,506.9	15,878.8

	$43,418.9	$40,823.4

Common Shares Outstanding	524.4	523.3

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Year Ended December 31,	2024	2023
OPERATING ACTIVITIES:
Net income	$4,162.0	$4,600.8
Depreciation and amortization:
Property, plant and equipment	398.4	415.0
Equipment on operating leases and other	518.5	508.9
Net change in trade receivables, inventory and payables	478.8	(405.6)
Net increase in wholesale receivables on new trucks	(478.7)	(1,266.4)
All other operating activities, net	(438.1)	337.3

Net Cash Provided by Operating Activities	4,640.9	4,190.0

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(838.7)	(695.0)
Acquisitions of equipment for operating leases	(906.9)	(567.5)
Net increase in financial services receivables	(2,338.7)	(2,076.9)
Net increase in marketable debt securities	(965.5)	(163.6)
Proceeds from asset disposals and other	562.5	632.0

Net Cash Used in Investing Activities	(4,487.3)	(2,871.0)

FINANCING ACTIVITIES:
Payments of cash dividends	(2,288.5)	(1,518.6)
Purchases of treasury stock	(4.5)	(3.5)
Proceeds from stock compensation transactions	51.9	51.5
Net increase in debt and other	2,118.0	2,572.8

Net Cash (Used in) Provided by Financing Activities	(123.1)	1,102.2
Effect of exchange rate changes on cash	(151.4)	69.6

Net (Decrease) Increase in Cash and Cash Equivalents	(120.9)	2,490.8
Cash and cash equivalents at beginning of period	7,181.7	4,690.9

Cash and cash equivalents at end of period	$7,060.8	$7,181.7

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2024	2023	2024	2023
Sales and Revenues:
Truck	$5,692.6	$6,968.7	$24,838.4	$26,846.4
Parts	1,668.6	1,610.3	6,666.4	6,414.4
Financial Services	544.3	484.8	2,099.5	1,811.9
Other	2.0	12.8	59.5	54.7

	$7,907.5	$9,076.6	$33,663.8	$35,127.4

Pretax Profit:
Truck	$502.9	$996.4	$2,852.6	$3,799.9
Parts	428.2	432.4	1,704.5	1,702.6
Financial Services	104.0	113.0	435.6	540.3
Investment Income and Other	114.2	99.5	408.2	(324.6)	(1)

	$1,149.3	$1,641.3	$5,400.9	$5,718.2

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2024	2023	2024	2023
United States and Canada	$4,639.3	$5,508.5	$20,954.4	$21,222.1
Europe	1,806.9	2,202.2	6,962.6	8,741.4
Other	1,461.3	1,365.9	5,746.8	5,163.9

	$7,907.5	$9,076.6	$33,663.8	$35,127.4

NEW TRUCK DELIVERIES

	Three Months Ended		Year Ended
	December 31		December 31
	2024	2023	2024	2023
United States and Canada	22,300	28,100	106,400	109,100
Europe	12,300	14,900	45,400	63,200
Other	9,300	8,100	33,500	31,900

	43,900	51,100	185,300	204,200

(1) Includes a $600.0 million non-recurring charge related to civil litigation in Europe (EC-related claims) in the first quarter 2023.

PACCAR Inc
SUPPLEMENTARY INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude a charge for EC-related claims. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

Adjustment for the EC-related claims relates to a pre-tax charge of $600.0 million ($446.4 million after-tax) for estimable total costs recorded in Interest and other expenses (income), net in the first quarter 2023.

Management utilizes these non-GAAP measures to evaluate the Company’s performance and believes these measures allow investors and management to evaluate operating trends by excluding a significant non-recurring charge that is not representative of underlying operating trends.

Reconciliations from the most directly comparable GAAP measures to adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) are as follows:

Year Ended
($ in millions, except per share amounts)	December 31, 2023
Net income	$4,600.8
EC-related claims, net of taxes	446.4
Adjusted net income (non-GAAP)	$5,047.2

Per diluted share:
Net income	$8.76
EC-related claims, net of taxes	.85
Adjusted net income (non-GAAP)	$9.61